    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1996
                   REGISTRATION NO. 333-____________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          BRANTLEY CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                  MARYLAND                            34-1838462
       (State of Incorporation)           (I.R.S. Employer Identification No.)

                            20600 CHAGRIN BOULEVARD
                                   SUITE 1150
                             CLEVELAND, OHIO  44122
              (Address of Principal Executive Offices) (Zip Code)

                        THE BRANTLEY CAPITAL CORPORATION
                             1996 STOCK OPTION PLAN
                           FOR OFFICERS AND EMPLOYEES
                            (Full Title of the Plan)

                            -----------------------

                                MICHAEL J. FINN
                       BRANTLEY CAPITAL MANAGEMENT, LTD.
                            20600 CHAGRIN BOULEVARD
                                   SUITE 1150
                             CLEVELAND, OHIO 44122
                    (Name and Address of Agent for Service)

                                 (216) 283-4800
         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            MARYANN A. WARYJAS, ESQ.
                                 Jenner & Block
                                330 North Wabash
                            Chicago, Illinois  60611
                                 (312) 222-9350



                       CALCULATION OF REGISTRATION FEE


                                                     Proposed Maximum  Proposed Maximum
                                      Amount to be   Offering Price    Aggregate           Amount of
Title of Securities to be Registered  Registered(1)  Per Share(2)      Offering Price(2)  Registration Fee

Common Stock, $.01 par value          1,175,000      $10.00             $11,750,000         $4,051.72

(1) Plus an indeterminate number of shares that may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2) Calculated in accordance with Rule 457(h)(l) under the Securities Act of 1933, as amended.



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                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.  PLAN INFORMATION.

         Not required to be included herewith.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be included herewith.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement on Form S-8 relates to the registration of shares of common stock, $.01 par value (the "Common Stock"), of Brantley Capital Corporation (the "Company" or the "Registrant").

         The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and made a part hereof:


        (a) The description of the Company's Common Stock contained in the Company's Registration Statement on Form N-2 (1933 Act Registration No. 333-10785, 1940 Act Registration No. 814-00127) as filed with the Commission on October 30, 1996, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents.

         Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated or deemed to be incorporated by reference herein modifies or supersedes said statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Company's directors, officers, employees, and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines and amounts paid in settlement under the Securities Act of 1933, as amended (the "Securities Act"). The Company has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act. Article VIII of the Bylaws of the Company provides for such indemnification to the extent and under the circumstances permitted by said Section 2-418.

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     Article EIGHTH of the Company's Articles of Amendment and Restatement of
the Charter provides as follows (in this excerpt, (i) Brantley Capital Corporation is defined as the "Corporation," (ii) the Securities Act of 1933 is referred to as the "Securities Act," and (iii) the Investment Company Act of 1940 is referred to as the "Investment Company Act"):

      Section 1. To the fullest extent that limitations on the liability of directors and officers is permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for monetary damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment of these Articles of Incorporation or repeal of any of the provisions hereof shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

      Section 2. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the General Corporation Law, the Securities Act and the Investment Company Act, as such statutes are now or hereafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that indemnification of directors and officers is permitted by the General Corporation Law, the Securities Act and the Investment Company Act. The Board of Directors may by bylaw, resolution or agreement make further provisions for indemnification of the directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law.

      Section 3. No provision of this Article EIGHTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices.

     Section A of Article VIII of the Bylaws of the Company provides as follows (in this excerpt, (i) Brantley Capital Corporation is defined as the "Corporation" and (ii) the Investment Company Act of 1940 is referred to as the "Investment Company Act"):

      The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all judgments, penalties, fines and settlements and against all reasonable expenses, including attorneys' fees, actually incurred by him or her in connection with such Proceeding to the fullest extent permitted by law, provided that:

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        1.   such person acted in good faith and (i) in the case of conduct in such person's official capacity with the Corporation, in a manner he or she reasonably believed to be in the best interests of the Corporation and (ii) in all other cases, in a manner he or she reasonably believed not opposed to the best interests of the Corporation;

        2. with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful;

        3. unless ordered or permitted by a court, indemnification shall be made only as authorized in the specific case upon (i) a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subparagraphs (a) and (b) above, and (ii) such other authorizations and determinations as may be required by law to be made, by (A) the Board of Directors of the Corporation by the vote of a majority of a quorum consisting of directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act nor parties to such Proceeding or if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors consisting solely of two or more such directors who are duly designated to act in the matter by a majority vote of the full Board of Directors, or (B) independent legal counsel in a written opinion, which counsel shall be selected in accordance with such procedures as may be required by law; provided, however, that such counsel shall make only such determinations and authorizations as are permitted by law to be made by independent counsel, or (C) the stockholders of the Corporation acting in accordance with the Articles and the Bylaws of the Corporation and applicable law;

        4. in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor, no indemnification shall be made except for the payment of expenses reasonably incurred by such person in connection therewith; provided, however, that if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Corporation, no indemnification shall be made with respect to the expense incurred by such person in connection with such Proceeding unless, and only to the extent that, the court in which such Proceeding is brought, or a court of equity in the county or other local jurisdiction in which the Corporation has its principal office, shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper; and

        5. no indemnification or other protection shall be made or given to any director or officer of the Corporation against any liability to the Corporation or to its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices.

        Expenses (including attorneys' fees) incurred in defending a Proceeding will be paid by the Corporation in advance of the final disposition thereof to the fullest extent permitted by law.

        The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person has not met the applicable standard of conduct set forth in subparagraphs (a) and (b) above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.


         NUMBER   DESCRIPTION

         4.1*     Specimen Common Stock certificate

         4.2* Articles of Amendment and Restatement of the Charter of the Company

         4.3*     Bylaws of the Company

         4.4* The Brantley Capital Corporation 1996 Stock Option Plan for Officers and Employees

         5.1*     Opinion of Jenner & Block

        23.1**    Consent of Jenner & Block

        23.2*     Consent of Ernst & Young LLP

        * Filed herewith.

        ** Filed as part of Exhibit 5.1.


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ITEM 9. UNDERTAKINGS.

   A.   SUBSEQUENT DISCLOSURE

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. INCORPORATION BY REFERENCE

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      6

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C.   COMMISSION POSITION ON INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 3rd day of December, 1996.


                                      BRANTLEY CAPITAL CORPORATION


                                      By:   /s/ ROBERT P. PINKAS
                                      --------------------------
                                      Robert P. Pinkas
                                      Chairman of the Board, Chief Executive
                                      Officer, Chief Financial Officer and
                                      Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of December, 1996.

/s/ ROBERT P. PINKAS                  Chairman of the Board, Chief Executive
-----------------------               Officer, Chief Financial Officer,
Robert P. Pinkas                      Treasurer and Director (principal
                                      executive officer, principal financial
                                      and accounting officer)

/s/ MICHAEL J. FINN                   President and Director
-----------------------
Michael J. Finn

/s/ L. PATRICK BALES                  Director
-----------------------
L. Patrick Bales


/s/ BENJAMIN F. BRYAN                 Director
-----------------------
Benjamin F. Bryan

/s/ RICHARD MOODIE                    Director
-----------------------
Richard Moodie


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